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                      [Letterhead of Debevoise & Plimpton]


                                                               December 10, 1999


Terra Nova (Bermuda) Holdings Ltd.
Richmond House
12 Par-La-Ville Road
Hamilton HM 08, Bermuda

                             Markel Holdings Inc.
                              Amendment No. 2 to
                      Registration Statement on Form S-4
                         Dated as of December 10, 1999
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Ladies and Gentlemen:

          We have acted as counsel to Terra Nova (Bermuda) Holdings Ltd., a Bermuda company ("Terra Nova"), in connection with: the proposed scheme of arrangement whereby the shareholders of Terra Nova will have their Terra Nova Class A ordinary shares and Class B ordinary shares canceled and will receive common shares of Markel Holdings Inc., a Virginia corporation ("Markel Holdings"), and/or cash; the issuance of Class A ordinary shares of Terra Nova to Markel Holdings; and the merger of Markel Holdings Sub Ltd. ("Merger Sub"), a Virginia corporation and a wholly-owned subsidiary of Markel Holdings with and into Markel Corporation, a Virginia corporation (collectively, the "Transactions"), in each case pursuant to the Agreement and Plan of Merger and Scheme of Arrangement between Markel Corporation and Terra Nova dated as of August 15, 1999 (the "Agreement").
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Terra Nova (Holdings) Bermuda Ltd.       2                    December 10, 1999


          In so acting, we have participated in the preparation of the Agreement and the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 of Markel Holdings relating to the proposed Transactions, and Amendments No. 1 and No. 2 thereto (the "Registration Statement"). We have also examined and relied upon the representations and warranties as to factual mat-ters set forth in the documents referred to above, and the originals, or copies certified or otherwise identified to our satisfac-tion, of such records, docu-ments, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, how-ever, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

          Subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement and assuming that the Transactions are consummated in accordance with the Agreement and as described in the Registration Statement, the discussion under the caption "The Transactions-Material U.S. Federal Tax Consequences," to the extent it describes matters of law and legal conclusions applicable to the Terra Nova shareholders, is an accurate summary of the material federal income tax consequences of the Transactions to such shareholders.

          This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the rele-vant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "The Transactions-Material U.S. Federal Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                              Very truly yours,

                              /s/ Debevoise & Plimpton
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                              Debevoise & Plimpton